EXHIBIT 23.2

                 INDEPENDENT REGISTERED ACCOUNTING FIRM CONSENT


To the Board of Directors
Distribution Management Services, Inc.

We consent to incorporation by reference into the registration statement on Amendment No. 1 to Form SB-2 of Distribution Management Services, Inc. of our report, dated August 27, 2003, except as to last paragraph in the opinion and
Note 9, which are dated as of May 21, 2004, on our audit of the financial statements of Distribution Management Services, Inc. as of May 31, 2003 on Form 10-KSB.



Berkovits, Lago & Company, LLP
Fort Lauderdale, Florida
July 14, 2004